SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 17, 2003

Date of Earliest Event Reported: April 17, 2003

ETI Corporation
(Exact Name of Registrant as Specified in its Charter)

(Former Name of Registrant)

Nevada
(State of Organization)

88-0389393
(I.R.S. Employer Identification No.)

Commission File Number 001-15665

9 Forest Road
Kirkland, Quebec, Canada H9J 3A2
(Address of Principal Executive Offices)

Registrants Telephone Number (including area code): (514) 426-2977

(Former Name and Address of Registrant)

ETI Corporation

Report on Form 8-K

ITEM 5.

OTHER EVENTS

ETI Corporation Press Release as published April 17, 2003

Press Release

ETI Corporation Announces signing Letter of Intent with UC HUB, Inc.

Thursday April 17, 2:36 pm ET

Carson City, Nevada – (Business Wire) - April 17, 2003 – ETI Corp. (“ETI”), an inactive publicly traded company on the OTCBB exchange (OTOBB: ETIE), announced that it has entered into a non-binding Letter of Intent whereby ETI agreed to acquire United Communications Hub, Inc. (“UC Hub”) in a “reverse merger” transaction.

UC Hub is a California corporation formed in February 1999 to build fully integrated Metropolitan Area Networks (“Hubs”) and offer best of breed applications and services to consumers, businesses and government over these networks that enhance a community’s quality of life. The board of directors of ETI has agreed to acquire UC Hub in a two step transaction where ETI will complete a one for four reverse share split reducing its outstanding shares to approximately 1,437,692 shares. UC Hub shareholders will receive 14, 000,000 shares of its common stock and 2.6 million shares of Series A Preferred Stock. Additionally, holders of 1.4 million warrants of UC Hub shall receive the same number of warrants of the company with comparable exercise prices and other terms.

The closing is subject to execution of a definitive Agreement UC Hub shareholder approval, and the satisfaction of other customary conditions.

ETI President Paul Lanham said, “We are excited about this opportunity presented by this acquisition and the potential it offers to our shareholders. We look forward to consummating this transaction and believe Larry Wilcox’s entrepreneur vision will lead ETI in a new and positive direction.

About UC Hub:

UC Hub has teamed up with municipalities, utility companies, cable companies and software companies to offer bundled services to existing customers through UC Hub’s unique technology represented as a Digital Access Hub. UC Hub distributes through its underlying technologies the best of breed services to “Digital Cities”.

The value consists of, proprietary technology, strategic relationships, leveraged network, existing customers, and a one-stop-shop to run a digital City and it’s neural network. A “Digital City” has most of the important sectors (the neural network comprised of Health, Education, Banking, Entertainment, Energy, and Government) connected to a Digital Access Hub.

For more information visit http://www.uchub.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995:

The statements in this release relating to completion of the acquisition and the positive direction are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, contractual difficulties which may arise, the failure to obtain UVC Hub shareholder approval, the future market price of ETI common stock and UC Hub’s ability to obtain the necessary financing.

CONTACT:

ETI Corp.
Randall Lanham, 949/858-6773

Source: ETI Corp.

ETI Corporation

Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

ETI Corporation
Registrant

By:	\s\ Paul Lanham
Paul Lanham, President/Chairman

Dated: April 17, 2003